EXHIBIT 23.2





                              CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the incorporation by reference in this Form S-8 of Bay National Corporation of our report dated January 26, 2001 relating to the consolidated balance sheets of Bay National Corporation as of December 31, 2000 and 1999 and related statements for operations, changes in stockholders' equity and cash flows for the year ended December 31, 2000 and for the period from June 3, 1999 (date of inception) to December 31, 1999 which are included in 2000 Annual Report on Form 10-KSB.

                                                           /s/ STEGMAN & COMPANY




Baltimore, Maryland
September 10, 2001